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AT&T Reports 10 Percent Earnings Growth, Strong Revenue and Margin Gains and Best-Ever Wireless Margins and Churn
In Second-Quarter Results

▪	$0.66 diluted EPS compared to $0.60 diluted EPS in the second quarter of 2011, up 10 percent year over year and sequentially

▪	Consolidated revenues of $31.6 billion, up 0.3 percent versus the year-earlier period; up 2.0 percent when adjusted for Advertising Solutions sale

▪	Highest-ever wireless margins, operating income margin of 30.3 percent, with EBITDA service margin of 45.0 percent

▪	$2.5 billion in stock buybacks; 75.8 million shares repurchased

▪
AT&T’s growth engines — wireless, wireline data and managed services — represented 80 percent of total revenues when excluding Advertising Solutions, and grew 5.5 percent versus the same quarter a year ago, led by:

o	18.8 percent growth in wireless data revenues, up $1 billion versus the year-earlier quarter

o	13.5 percent growth in strategic business services revenues

o	38.3 percent growth in U-verse revenues

▪	Best-ever postpaid, prepaid and total wireless churn; postpaid churn drops to 0.97 percent

▪	1.3 million total wireless net adds, with gains in every customer category; 320,000 postpaid net adds

▪	Strong smartphone sales of 5.1 million with more than one-third of all postpaid smartphone subscribers now on 4G-capable devices

▪	Branded computing (tablets, tethering plans, etc.) net adds of 496,000 to reach a total of 6.3 million, up more than 50 percent versus a year ago

▪	Postpaid wireless subscriber ARPU (average monthly revenues per subscriber) up 1.7 percent to $64.93

▪	First enterprise revenue growth in more than four years

▪	Wireline consumer revenues up 1.7 percent versus the year-earlier period; their strongest growth in more than four years

▪	6.8 million total AT&T U-verse® subscribers (TV and high speed Internet) in service; U-verse TV subscribers grew 22 percent year over year

Note: AT&T's second-quarter earnings conference call will be broadcast live via the Internet at 9:30 a.m. ET on Tuesday, July 24, 2012, at www.att.com/investor.relations.

DALLAS, July 24, 2012 — AT&T Inc. (NYSE:T) today reported second-quarter results highlighted by growing revenues and earnings, record wireless service margins and churn, strong wireless data growth and continued gains in U-verse services.

“We executed well across the business and posted another strong quarter with growing revenues, expanding margins and double-digit earnings growth,” said Randall Stephenson, AT&T chairman and chief executive officer. “Our mobile Internet leadership continues, with solid gains in smartphones and tablets, plus our wireless margins have never been better. And most impressive, with this growth, we also achieved our best-ever postpaid wireless churn, which points to the premier experience customers receive on our network. All of these things add to our confidence and enthusiasm looking ahead.

“In addition, with disciplined cost management our cash generation continues to be strong,” Stephenson added. “This allows us to invest aggressively in our growth platforms while returning substantial value to shareowners through dividends and share repurchases.”

Second-Quarter Financial Results

For the quarter ended June 30, 2012, AT&T's consolidated revenues totaled $31.6 billion, up 0.3 percent versus the year-earlier quarter. On May 8, 2012, AT&T closed the sale of its Advertising Solutions unit to an affiliate of Cerberus Capital Management, L.P. Year-over-year comparisons include full, second-quarter 2011 Advertising Solutions revenues. When excluding Advertising Solutions results, AT&T’s consolidated revenues grew 2.0 percent. Compared with results for the second quarter of 2011, operating expenses were $24.8 billion versus $25.3 billion, down 2.3 percent year over year; excluding Advertising Solutions, operating expenses were $24.5 billion versus $24.6 billion in the year-ago quarter, down 0.6 percent.

Operating income was $6.8 billion, up from $6.2 billion; and AT&T’s operating income margin expanded to 21.6 percent, compared to 19.6 percent, the best in four years.

Second-quarter 2012 net income attributable to AT&T totaled $3.9 billion, or $0.66 per diluted share, up from $3.6 billion, or $0.60 per diluted share, in the year-earlier quarter.

Second-quarter 2012 cash from operating activities totaled $9.7 billion, and capital expenditures totaled $4.5 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $5.1 billion. During the second quarter, AT&T continued buying back shares under its outstanding 300 million share repurchase authorization. The company repurchased 75.8 million of its shares for $2.5 billion in the quarter. Year to date, the company has repurchased 143.5 million shares for $4.6 billion. The company expects to continue to buy back shares consistent with its repurchase authorization.

WIRELESS OPERATIONAL HIGHLIGHTS

AT&T delivered strong wireless data revenue growth, record low churn and best-ever service margins in the second quarter. Highlights included:

Wireless Data Revenues Increase $1 Billion. Total wireless revenues, which include equipment sales, were up 4.8 percent year over year to $16.4 billion. Wireless service revenues increased 4.3 percent, to $14.8 billion, in the second quarter. Wireless data revenues — driven by Internet access, access to applications, messaging and related services — increased by $1.0 billion, or 18.8 percent, from the year-earlier quarter to $6.4 billion. Second-quarter wireless operating expenses totaled $11.4 billion, flat versus the year-earlier quarter, and wireless operating income was $5.0 billion, up 17.8 percent year over year.

Best-Ever Wireless Margins. In the second quarter, the company reported its best-ever wireless service margins, driven by improved operating efficiencies, fewer handset upgrades and further revenue gains from the company’s 43 million high-value smartphone subscribers. AT&T’s second-quarter wireless operating income margin was 30.3 percent versus 26.9 percent in the year-earlier quarter, and AT&T’s wireless EBITDA service margin was 45.0 percent, compared with 41.1 percent in the second quarter of 2011. (EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Industry-Leading Postpaid ARPU Continues Growth. Postpaid subscriber ARPU increased 1.7 percent versus the year-earlier quarter to $64.93, which is the highest in the industry. This marked the 14th consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Postpaid data ARPU reached $28.04, up 14.1 percent versus the year-earlier quarter.

Subscriber Gains in Every Category. AT&T posted a net increase in total wireless subscribers of 1.3 million in the second quarter to reach 105.2 million in service. This included gains in every customer category. Subscriber additions for the quarter included postpaid net adds of 320,000. Prepaid net adds were 92,000, connected device net adds were 382,000 and reseller net adds were 472,000. Second-quarter net adds reflect continued adoption of smartphones and sales of tablets.

Churn Reaches Record Low Levels. Postpaid, prepaid and total churn reached their lowest levels ever. For the second quarter, postpaid churn was 0.97 percent, compared to 1.15 percent in the year-ago second quarter and 1.10 percent in the first quarter of 2012. Total churn was 1.18 percent versus 1.43 percent in the second quarter of 2011 and 1.47 percent in the first quarter of 2012.

Strong Smartphone Sales Continue. AT&T sold 5.1 million smartphones in the second quarter. Smartphones represented 77 percent of postpaid device sales. At the end of the quarter, 61.9 percent, or 43.1 million, of AT&T's postpaid subscribers had smartphones, up from 49.9 percent, or 34.1 million, a year earlier. AT&T’s ARPU for smartphones is twice that of non-smartphone subscribers, and about 88 percent of smartphone subscribers are on FamilyTalk® or business plans. Churn levels for these subscribers are significantly lower than for other postpaid subscribers. More than one-third of AT&T’s postpaid smartphone customers use a 4G-capable device.

Android, iPhone and Windows device sales were supported by AT&T’s 4G network. Only AT&T’s 4G network lets iPhone 4S download three-times faster than any other U.S. carrier’s network. In the quarter, the company activated 3.7 million iPhones, with 22 percent new to AT&T.

Tethering Plans and Tablets Drive Branded Computing Sales. AT&T had another strong quarter of sales for branded computing subscribers, a wireless data revenue growth area for the company that includes tablets, tethering plans, aircards, mobile Wi-Fi hot spots and other data-only devices. AT&T added 496,000 to reach a total of 6.3 million, up more than 50 percent from a year ago. During the quarter, 219,000 tablets were added, about three-quarters of which were postpaid.

More Subscribers Move to Tiered Data Plans. The number of subscribers on tiered data plans also continues to increase. Approximately 27 million, or about two-thirds, of all smartphone subscribers are on tiered data plans, compared to 45 percent a year ago, and about three-quarters of these have chosen the higher-tiered plans. AT&T’s postpaid wireless subscribers on data plans increased by 12.2 percent over the past year.

WIRELINE OPERATIONAL HIGHLIGHTS
AT&T's second-quarter wireline results were led by strong wireline consumer revenue growth, positive revenue growth in enterprise and effective cost management. Highlights included:

Wireline Margins Expand. Total second-quarter wireline revenues were $14.9 billion, down 0.8 percent versus the year-earlier quarter and down slightly sequentially. Second-quarter wireline operating expenses were $12.9 billion, down 1.3 percent versus the second quarter of 2011 and down 1.9 percent sequentially. Positive consumer and strategic business services revenue trends and execution of cost initiatives helped to partially offset declines in voice revenues. AT&T’s wireline operating income totaled $2.1 billion, 2.2 percent higher than the second quarter of 2011 and up 12.6 percent versus the first quarter of 2012. Second-quarter wireline operating income margin was 13.8 percent, compared to 13.4 percent in the year-earlier quarter and 12.2 percent in the first quarter of 2012.

Enterprise Returns to Growth. Total business revenues were $9.1 billion, down 1.5 percent versus the year-earlier quarter. Business service revenues declined 1.4 percent year over year, compared to a year-over-year decline of 3.9 percent in the year-ago quarter. Overall, declines in legacy products were largely offset by continued growth in strategic business services. Business revenue comparisons were helped by the first year-over-year revenue growth in enterprise since the first quarter of 2008.

Business Data Revenue Growth Continues. Revenues from strategic business services, the new-generation capabilities that lead AT&T's most advanced business solutions — including Ethernet, VPNs, hosting, IP conferencing and application services — grew 13.5 percent versus the year-earlier quarter, continuing strong trends in this area. Total business data revenues grew 2.0 percent year over year, continuing the transition from legacy data products to next-generation data services.

U-verse Revenues Up 38 Percent. Revenues from residential customers totaled $5.5 billion, an increase of 1.7 percent versus the second quarter a year ago — their strongest growth in more than four years. Continued strong growth in consumer IP data services in the second quarter more than offset lower revenues from voice and legacy products. The second quarter marked the eighth consecutive quarter of year-over-year growth in wireline consumer revenues. U-verse continues to drive a transformation in wireline consumer, reflected by the fact that consumer broadband, video and voice over IP revenues now represent 57 percent of wireline consumer revenues, up from 50 percent in the year-earlier quarter. Increased AT&T U-verse penetration and a significant number of subscribers on triple- or quad-play options drove 18.2 percent year-over-year growth in IP revenues from residential customers (broadband, U-verse TV and U-verse Voice) and 6.2 percent sequential growth. U-verse revenues grew 38.3 percent compared with the year-ago second quarter and were up 10.2 percent versus the first quarter of 2012.

U-verse Subscribers Near 7 Million Mark. Total AT&T U-verse subscribers (TV and high speed Internet) reached 6.8 million in the second quarter. AT&T U-verse TV added 155,000 subscribers to reach 4.1 million in service. AT&T U-verse High Speed Internet delivered a second-quarter net gain of 553,000 subscribers to reach a total of 6.5 million, helping offset losses from DSL. Overall, AT&T wireline broadband connections decreased 96,000, partly due to seasonality. More than 50 percent of U-verse broadband subscribers have a plan delivering speeds up to 12 Mbps or higher, up from 39 percent in the year-ago quarter. About 90 percent of new U-verse TV customers took AT&T U-verse High Speed Internet in the second quarter and about half of new subscribers took AT&T U-verse Voice. About three-fourths of AT&T U-verse TV subscribers have a triple- or quad-play option from AT&T. ARPU for U-verse triple-play customers was about $170, up slightly year over year. U-verse TV penetration of eligible living units continues to grow and was at 17.3 percent in the second quarter.

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About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company and one of the most honored companies in the world. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and around the world. With a powerful array of network resources that includes the nation’s largest 4G network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet, voice and cloud-based services. A leader in mobile Internet, AT&T also offers the best wireless coverage worldwide of any U.S. carrier, offering the most wireless phones that work in the most countries.  It also offers advanced TV services under the AT&T U-verse® and AT&T │DIRECTV brands.

Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com. This AT&T news release and other announcements are available at http://www.att.com/newsroom and as part of an RSS feed at www.att.com/rss. Or follow our news on Twitter at @ATT.

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Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted Operating Income and Adjusted Operating Income Margin are non-GAAP financial measures calculated by excluding from operating revenues and operating expenses significant items that are non-operational or non-recurring in nature. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends. Adjusted Operating Income and Adjusted Operating Income Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted Operating Income, as presented, may differ from similarly titled measures reported by other companies.